Exhibit 5.1

November 21, 2024

Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
United States

BurTech Acquisition Corp.	Tel +1 713 651 5151
1300 Pennsylvania Ave NW, Suite 700	Fax +1 713 651 5246
Washington, DC 20004	nortonrosefulbright.com

Re: BurTech Acquisition Corp. Registration Statement on Form S-4

We have acted as counsel to BurTech Acquisition Corp., a Delaware corporation (the Company), in connection with the filing of a Registration Statement on Form S-4 by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on July 19, 2024 (as amended or supplemented through the date hereof, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 223,232,050 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase 29,648,250 shares of the Company’s common stock (the “Warrants”), issuable by the Company pursuant to the terms of the Agreement and Plan of Merger dated December 22, 2023 (as amended on April 22, 2024 and October 24, 2024, the “Merger Agreement”), between the Company, BurTech Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), Blaize, Inc., a Delaware corporation (“Blaize”), and, for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company and affiliate of the Company (“Burkhan”), pursuant to which Merger Sub will merge (the “Merger”) with and into Blaize, whereupon the separate corporate existence of Merger Sub will cease and Blaize will be the surviving company and continue in existence as a wholly owned subsidiary of the Company (which will change its name to “Blaize Holdings, Inc.”), on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

The number of 223,232,050 Shares being registered is comprised of up to:

(1) 83,700,000 Shares to be issued to the equityholders of Blaize as Base Merger Consideration;

(2) 5,642,836 Shares issuable to Burkan and/or its Affiliates in exchange for the shares of Blaize Common Stock issuable upon the conversion or exercise of the Burkhan Instruments;

(3) 25,175,513 Shares issuable in exchange for the shares of Blaize Common Stock issuable upon the conversion or exercise of convertible notes and warrants to purchase shares of Blaize Common Stock issued by Blaize on or after April 22, 2024;

(4) 15,000,000 Company Earnout Shares that Blaize stockholders and holders of Blaize Options and Blaize RSUs have the right to receive and up to 2,600,000 Burkhan Earnout Shares upon certain triggering events (the “Earnout Shares”);

(5) 29,134,886 Shares issuable upon the exercise of Blaize Options;

(6) 3,608,670 Shares issuable upon the vesting of Blaize RSUs;

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November 21, 2024

(7) 13,162,663 Shares from BurTech Class A Common Stock outstanding on the Record Date converted at the Closing on a one-to-one basis (less any redeemed shares);

(8) 29,648,250 Shares underlying the Warrants; and

(9) 15,559,232 Shares registered for resale by affiliates of New Blaize (the “Resale Shares”) issuable upon the exercise of Blaize Options issued and outstanding under Blaize’s Amended and Restated 2011 Stock Plan held by affiliates of New Blaize as of October 29, 2024.

We have been requested by the Company to furnish this opinion in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including: (a) the Registration Statement; (b) the Merger Agreement; (c) the form of Third Amended & Restated Certificate of Incorporation of the Company (Annex B to the Registration Statement, the “Certificate”); (d) the form of Amended & Restated Bylaws of the Company (Annex C to the Registration Statement); and (e) a specimen Common Stock certificate.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of the Company and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents, and that all facts set forth in the certificates supplied by officers of the Company are complete, true and accurate as of the date hereof.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. The Certificate, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be in effect upon the consummation of the Merger; and that no other certificate or document has been, or prior to the consummation of the Merger will be, filed by or in respect of the Company with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”); and

2. Prior to the issuance of the Common Stock: (a) the Registration Statement, as finally amended, will have become effective under the Securities Act; (b) the stockholders of Blaize will have approved and adopted the Merger Agreement; (c) the Merger will have been consummated; and (d) the Merger will have become effective under the DGCL.

The opinion set forth below is limited to the DGCL, the applicable New York laws with respect to the Warrants, and the applicable federal securities laws of the United States, in each case in effect on the date hereof. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

November 21, 2024

The opinion set forth below is subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (b) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (c) the effect of public policy considerations that may limit the rights of parties to obtain further remedies; (d) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial; and (e) we express no opinion with respect to the enforceability of any waiver of any usury defense.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, including, without limitation, the assumption that the Registration Statement and any required post-effective amendment(s) thereto required by applicable laws have become effective under the Securities Act, we are of the opinion that:

(1) upon consummation of the Merger, the Shares to be issued as Merger Consideration or otherwise at the consummation of the Merger will be duly authorized, validly issued, fully paid and non-assessable;

(2) upon meeting the additional requirements set forth in the Merger Agreement, the Warrants, and/or the applicable award agreement, the Earnout Shares and Shares issuable pursuant to the Warrants, Blaize Options, and Blaize RSUs, will be duly authorized, validly issued, fully paid and non-assessable;

(3) the Warrants are the binding obligations of the Company under the laws of the State of New York; and

(4) upon consummation of the Merger and meeting the additional requirements set forth in the applicable award agreement, the Resale Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP